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                                                                      EXHIBIT 11

              (BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD)




                                                   August 12, 2003


AIM Investment Securities Funds
11 Greenway Plaza, Suite 100
Houston, TX  77046-1173

Ladies and Gentlemen:

                  We have acted as counsel to AIM Investment Securities Funds, a Delaware statutory trust (the "Trust"), in connection with the following:

                  (i) That certain Agreement and Plan of Reorganization (the "Tax-Free Bond Plan") by and among the Trust, on behalf of its series portfolio, AIM Municipal Bond Fund ("Municipal Bond"), INVESCO Bond Funds, Inc. ("IBFI"), a Maryland corporation, on behalf of its series portfolio, INVESCO Tax-Free Bond Fund ("Tax-Free Bond"), A I M Advisors, Inc. ("AIM"), a Delaware corporation, and INVESCO Funds Group, Inc. ("INVESCO"), a Delaware corporation, which provides for the reorganization of Tax-Free Bond with and into Municipal Bond (the "Tax-Free Bond Reorganization"). Pursuant to the Tax-Free Bond Plan, all of the assets of Tax-Free Bond will be transferred to Municipal Bond, Municipal Bond will assume all of the liabilities of Tax-Free Bond and the Trust will issue shares of each class of Municipal Bond to shareholders of Tax-Free Bond corresponding to the class of shares of Tax-Free Bond held by such shareholders. The value of each Tax-Free Bond shareholder's account with Municipal Bond after the Tax-Free Bond Reorganization will be the same as the value of such shareholder's account with Tax-Free Bond immediately prior to the Tax-Free Bond Reorganization.

                  (ii) That certain Agreement and Plan of Reorganization (the "INVESCO High Yield Plan") by and among the Trust, on behalf of its series portfolio, AIM High Yield Fund ("AIM High Yield"), IBFI, on behalf of its series portfolio, INVESCO High Yield Fund ("INVESCO High Yield"), AIM and INVESCO, which provides for the reorganization of INVESCO High Yield with and into AIM High Yield (the "INVESCO High Yield Reorganization"). Pursuant to the INVESCO High Yield Plan, all of the assets of INVESCO High Yield will be transferred to AIM High Yield, AIM High Yield will assume all of the liabilities of INVESCO High Yield and the Trust will issue shares of each class of AIM High Yield to shareholders of INVESCO High Yield corresponding to the class of shares of INVESCO High Yield held by such shareholders. The value of each INVESCO High Yield


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AIM Investment Securities Funds
August 12, 2003
Page 2

shareholder's account with AIM High Yield after the INVESCO High Yield Reorganization will be the same as the value of such shareholder's account with INVESCO High Yield immediately prior to the INVESCO High Yield Reorganization.

                  (iii) That certain Agreement and Plan of Reorganization (the "Select Income Plan") by and among the Trust, on behalf of its series portfolio, AIM Income Fund ("Income"), IBFI, on behalf of its series portfolio, INVESCO Select Income Fund ("Select Income"), AIM and INVESCO, which provides for the reorganization of Select Income with and into Income (the "Select Income Reorganization"). Pursuant to the Select Income Plan, all of the assets of Select Income will be transferred to Income, Income will assume all of the liabilities of Select Income and the Trust will issue shares of each class of Income to shareholders of Select Income corresponding to the class of shares of Select Income held by such shareholders. The value of each Select Income shareholder's account with Income after the Select Income Reorganization will be the same as the value of such shareholder's account with Select Income immediately prior to the Select Income Reorganization.

                  (iv) That certain Agreement and Plan of Reorganization (the "U.S. Government Securities Plan") by and among the Trust, on behalf of its series portfolio, AIM Intermediate Government Fund ("Intermediate Government"), IBFI, on behalf of its series portfolio, INVESCO U.S. Government Securities Fund ("U.S. Government Securities"), AIM and INVESCO, which provides for the reorganization of U.S. Government Securities with and into Intermediate Government (the "U.S. Government Securities Reorganization"). Pursuant to the U.S. Government Securities Plan, all of the assets of U.S. Government Securities will be transferred to Intermediate Government, Intermediate Government will assume all of the liabilities of U.S. Government Securities and the Trust will issue shares of each class of Intermediate Government to shareholders of U.S. Government Securities corresponding to the class of shares of U.S. Government Securities held by such shareholders. The value of each U.S. Government Securities shareholder's account with Intermediate Government after the U.S. Government Securities Reorganization will be the same as the value of such shareholder's account with U.S. Government Securities immediately prior to the U.S. Government Securities Reorganization.

                  (v) That certain Agreement and Plan of Reorganization (the "Cash Reserves Plan") by and among the Trust, on behalf of its series portfolio, AIM Money Market Fund ("Money Market"), INVESCO Money Market Funds, Inc. ("IMMFI"), a Maryland corporation, on behalf of its series portfolio, INVESCO Cash Reserves Fund ("Cash Reserves"), AIM and INVESCO, which provides for the reorganization of Cash Reserves with and into Money Market (the "Cash Reserves Reorganization"). Pursuant to the Cash Reserves Plan, all of the assets of Cash Reserves will be transferred to Money Market, Money Market will assume all of the liabilities of Cash Reserves and the Trust will issue shares of each class of Money Market to shareholders of Cash Reserves corresponding to the class of shares of Cash Reserves held by such shareholders. The value of each Cash Reserves shareholder's account with Money Market after the Cash Reserves Reorganization will be the same as the value of such shareholder's account with Cash Reserves immediately prior to the Cash Reserves Reorganization.


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AIM Investment Securities Funds
August 12, 2003
Page 3

                  As used herein, "Plans" shall refer to the Tax-Free Bond Plan, the INVESCO High Yield Plan, the Select Income Plan, the U.S. Government Securities Plan and the Cash Reserves Plan; "Selling Funds" shall refer to Tax-Free Bond, INVESCO High Yield, Select Income, U.S. Government Securities and Cash Reserves; "Buying Fund" shall refer to Municipal Bond, AIM High Yield, Income, Intermediate Government and Money Market; and "Reorganizations" shall refer to the Tax-Free Bond Reorganization, the INVESCO High Yield Reorganization, the Select Income Reorganization, the U.S. Government Securities Reorganization and the Cash Reserves Reorganization.

                  In connection with our giving this opinion, we have examined copies of the Trust's Certificate of Trust, Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), and resolutions of the Board of Trustees adopted June 10-11, 2003, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

                  The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the classes of shares of each Buying Fund to be issued to the shareholders of the corresponding Selling Fund pursuant to the applicable Plan, as set forth on Exhibit A hereto (the "Buying Fund Shares"), will have been filed by the Trust with the Securities and Exchange Commission and will have become effective before any of the Reorganizations occur.

                  Based on the foregoing, we are of the opinion that the Buying Fund Shares are duly authorized and, when issued by the Trust to the shareholders of the applicable Selling Fund in accordance with the terms and conditions of the applicable Plan, will be legally issued, fully paid and nonassessable.

                  We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Statutory Trust Act.

                  Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.


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AIM Investment Securities Funds
August 12, 2003
Page 4

                  We consent to the filing of this opinion as an Exhibit to the Trust's Registration Statement on Form N-14 and to the references to our firm under the following captions under the heading "Proposal 1 - Approval of the Agreement to Combine Your Fund and Buying Fund": "Summary - The Reorganization," "Additional Information About the Agreement - Other Terms," "Additional Information About the Agreement - Federal Income Tax Consequences" and "Legal Matters," and under the caption "The Federal Income Tax Consequences of the Redomestication" under the heading "Proposal 4 - Approval of the Plan to Redomesticate Each Series Portfolio of Company as a New Series Portfolio of a New Delaware Statutory Trust" in the combined Proxy Statement/Prospectus for each Selling Fund, which are included in such Registration Statement.

                                      Very truly yours,



                                      s/ Ballard Spahr Andrews & Ingersoll, LLP


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                                    EXHIBIT A
                               BUYING FUND SHARES

AIM Municipal Bond Fund
         Class A shares
         Class B shares
         Class C shares
         Investor Class shares

AIM High Yield Fund
         Class A shares
         Class B shares
         Class C shares
         Investor Class shares

AIM Income Fund
         Class A shares
         Class B shares
         Class C shares
         Investor Class shares

AIM Intermediate Government Fund
         Class A shares
         Class B shares
         Class C shares
         Investor Class shares

AIM Money Market Fund
         AIM Cash Reserve Shares
         Class B shares
         Class C shares
         Investor Class shares